UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2024
For the transition period to
Commission file number 1-41793
REVELYST, INC.
(Exact name of registrant as specified in its charter)

Delaware	88-3763984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
P.O. Box 1411
Providence, RI 02901
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 433-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.
Revelyst Merger Agreement
As previously announced, on October 15, 2023, Revelyst, Inc. (“Revelyst” or “the Company) entered into an Agreement and Plan of Merger (the “Original CSG Merger Agreement” and, as amended on May 27, 2024, June 23, 2024, July 7, 2024, July 21, 2024, September 12, 2024 and October 4, 2024, the “CSG Merger Agreement” or the “Sixth Amended CSG Merger Agreement”) with Vista Outdoor Inc. (“Vista Outdoor”), CSG Elevate II Inc. (“CSG Merger Sub Parent”), CSG Elevate III Inc. (“CSG Merger Sub”), a wholly owned subsidiary of CSG Merger Sub Parent, and, solely for the purposes of specific provisions therein, CZECHOSLOVAK GROUP a.s., pursuant to which, on the terms and conditions set forth therein and in accordance with the Delaware General Corporation Law (the “DGCL”), CSG Merger Sub will merge with and into Vista Outdoor with Vista Outdoor surviving the merger as a wholly owned subsidiary of CSG Merger Sub Parent (the “CSG Merger” and, together with the other transactions contemplated by the CSG Merger Agreement, the “CSG Transaction”).
Pursuant to a Separation Agreement, dated as of October 15, 2023 (the “Separation Agreement”) entered into between Vista Outdoor and Revelyst simultaneously with the signing of the Original CSG Merger Agreement, Vista Outdoor will effect a separation pursuant to which, among other things, the businesses and operations of the Outdoor Products reportable segment of Vista Outdoor (the “Revelyst Business”) will be separated from the other businesses and operations of Vista Outdoor (the “Sporting Products Business”) and transferred to Revelyst (the “Separation”). Pursuant to the Sixth Amended CSG Merger Agreement, prior to the consummation of the CSG Merger, (a) pursuant to a Subscription Agreement to be entered into between CSG Merger Sub Parent and Vista Outdoor, CSG Merger Sub Parent would contribute $2,225,000,000 (the “Base Purchase Price”), subject to purchase price adjustments for cash and net working capital, to Vista Outdoor in exchange for shares of common stock, par value $0.01 per share, of Vista Outdoor (the “Vista Outdoor Common Stock”) and (b) immediately thereafter, Vista Outdoor would contribute the Base Purchase Price, subject to purchase price adjustments for cash, net working capital, debt, transaction expenses and taxes (the “Contribution Amount”), and the businesses and operations of the Revelyst Business to Revelyst (the “Contribution”). Following the completion of the foregoing, the CSG Merger will occur.
On the terms and subject to the conditions set forth in the CSG Merger Agreement, each share of Vista Outdoor Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the CSG Merger Agreement) (other than (i) any such shares of Vista Outdoor Common Stock held by Vista Outdoor, its subsidiaries or CSG Merger Sub Parent and (ii) any Appraisal Shares (as defined in the CSG Merger Agreement)) would be converted into the right to receive (x) one fully paid and non-assessable share of common stock, par value $0.01 per share, of Revelyst (“Revelyst Common Stock”) and (y) $25.75 in cash, in each case, per share of Vista Outdoor Common Stock.
Following the closing of the CSG Merger, Revelyst, holding only the Revelyst Business, will be an independent, publicly traded company, and Vista Outdoor, holding only the Sporting Products Business, will be a wholly owned subsidiary of CSG.
On October 4, 2024, Revelyst entered into an Agreement and Plan of Merger (the “Revelyst Merger Agreement”) with Vista Outdoor, Olibre LLC (“SVP Parent”) and Cabin Ridge Inc., a wholly owned direct subsidiary of SVP Parent (“SVP Merger Sub”), pursuant to which, on the terms and conditions set forth therein and in accordance with the DGCL, SVP Merger Sub will merge with and into Revelyst with Revelyst surviving the merger as a wholly owned direct subsidiary of SVP Parent (the “Revelyst Merger” and, together with the other transactions contemplated by the Revelyst Merger Agreement, the “Revelyst Transaction”). Consummation of the Revelyst Transaction (the “Revelyst Merger Closing”) is subject to (a) completion of the CSG Merger, (b) receipt of certain required regulatory approvals and (c) other customary closing conditions.
On the terms and subject to the conditions set forth in the Revelyst Merger Agreement, which has been approved by the board of directors of Vista Outdoor, by the board of directors of Revelyst and by Vista Outdoor as sole stockholder of Revelyst, at the effective time of the Revelyst Merger (the “Revelyst Merger Effective Time”),

each share of Revelyst Common Stock issued and outstanding immediately prior to the Revelyst Merger Effective Time (other than any such shares of Revelyst Common Stock held by Revelyst, its subsidiaries or SVP Parent) shall be converted into the right to receive an amount (the “Revelyst Merger Consideration”) equal to (a) the sum of (x) $1,125,000,000 plus (y) the Cash Adjustment Amount (as defined in the Revelyst Merger Agreement) plus (z) the Aggregate Option Exercise Price (as defined in the Revelyst Merger Agreement) divided by (b) the sum of (x) number of shares of Revelyst Common Stock issued and outstanding as of immediately prior to the effective time of the Revelyst Merger (other than any such shares of Revelyst Common Stock held by Revelyst, its subsidiaries or SVP Parent) plus (y) the number of shares of Revelyst Common Stock underlying each Revelyst equity award entitled to receive the Revelyst Merger Consideration as of immediately prior to the effective time of the Revelyst Merger. Management of Vista Outdoor currently estimates that, if the Revelyst Merger Closing were to occur on December 31, 2024, the per share consideration payable to holders of Revelyst Common Stock in accordance with the Revelyst Merger Agreement would be $19.25.
The Revelyst Merger Agreement provides that each equity award that is outstanding as of the Revelyst Merger Effective Time shall generally be treated as follows: (1) other than Revelyst Rollover RSUs (as defined below), each restricted stock unit that is subject solely to time-based vesting conditions (a “Revelyst RSU”) shall vest and be cancelled in exchange for a lump sum cash payment equal to the product of (A) the number of shares of Revelyst Common Stock underlying such Revelyst RSU immediately prior to the Revelyst Merger Effective Time and (B) the Revelyst Merger Consideration; (2) each performance stock unit (a “Revelyst PSU”) shall vest and be cancelled in exchange for a lump sum cash payment equal to the product of (A) the number of shares of Revelyst Common Stock underlying such Revelyst PSU immediately prior to the Revelyst Merger Effective Time (assuming achievement of the applicable performance goals at specified levels) and (B) the Revelyst Merger Consideration; (3) each option to purchase Revelyst Common Stock (a “Revelyst Option”), whether vested or unvested, shall be cancelled in exchange for a lump sum cash payment equal to the difference between the Revelyst Merger Consideration and the exercise price per share of the Revelyst Option; and (4) each deferred stock unit, whether vested or unvested, shall be cancelled in exchange for a lump sum cash payment equal to the Revelyst Merger Consideration. The Revelyst Merger Agreement further provides that certain Revelyst RSUs held by employees will be converted into restricted cash awards, subject to the same terms and conditions as the corresponding Revelyst RSUs, including vesting terms, to the extent necessary to address adverse tax consequences to such employees and Revelyst under  Sections 280G and 4999 of the Internal Revenue Code of 1986 (each, a “Revelyst Rollover RSU”).
Each of SVP Parent, SVP Merger Sub, Vista Outdoor and Revelyst have made customary representations, warranties and covenants in the Revelyst Merger Agreement, including, among others, covenants to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to consummate and make effective, in the most expeditious manner practicable, the Revelyst Transaction. In addition, Vista Outdoor and Revelyst have made customary covenants in the Revelyst Merger Agreement, including, among others, covenants during the period between the date of the Revelyst Merger Agreement and the Revelyst Merger Effective Time (i) to use reasonable best efforts to conduct the Revelyst Business in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve the Revelyst Business substantially intact, including using reasonable best efforts to maintain existing relationships with customers and suppliers and (ii) to refrain from taking certain types of actions without SVP Parent’s consent.
The consummation of the Revelyst Merger is subject to certain closing conditions, including, among other things: (i) any waiting period (or any extension thereof) applicable to the Revelyst Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having been terminated or having expired and certain other regulatory approvals or consents having been obtained; (ii) the absence of legal restraints prohibiting the Revelyst Transaction; (iii) the CSG Merger having been consummated, the purchase price adjustment in connection with the CSG Merger having become final and binding and the related purchase price adjustment payments, if any, having been paid and certain actions required to be taken pursuant to the Amended and Restated Separation Agreement (as defined below) having been completed and  (iv) other customary conditions specified in the Revelyst Merger Agreement. Following the execution of the Revelyst Merger Agreement, Vista Outdoor, in its capacity as the sole stockholder of Revelyst, approved the Revelyst Merger Agreement and the Revelyst Transaction at a meeting held for the purpose of obtaining such approval. No additional stockholder approval of Revelyst or Vista Outdoor is required.

The Revelyst Merger Agreement contains certain termination rights for Revelyst and SVP Parent, including, among others, the right of (i) either party to terminate the Revelyst Merger Agreement (A) if the Revelyst Merger is not consummated by February 4, 2025 (with such deadline extended to March 4, 2025 in the event that all closing conditions except for those relating to regulatory approvals have been satisfied by February 4, 2025) or (B) if the CSG Merger Agreement has been validly terminated and (ii) Revelyst to terminate the Revelyst Merger Agreement due to SVP Parent’s failure to consummate the Revelyst Merger when required pursuant to the terms of the Revelyst Merger Agreement.
If the Revelyst Merger Agreement is terminated under specified circumstances related to failure to obtain regulatory approval, SVP Parent’s failure to consummate the Revelyst Merger when required pursuant to the terms of the Revelyst Merger Agreement or SVP Parent’s or SVP Merger Sub’s breach or failure to perform in any respect its obligations under the Revelyst Merger Agreement, which uncured breach or failure would give rise to the failure of an applicable closing condition, Revelyst will be entitled to a termination fee of $71,110,000 from SVP Parent (the “SVP Parent Termination Fee”). If the Revelyst Merger Agreement is terminated under specified circumstances when the CSG Merger Agreement is also terminated and Vista Outdoor is required to pay to CSG the Vista Outdoor Termination Fee (as defined in the CSG Merger Agreement) pursuant to the CSG Merger Agreement, SVP Parent will be entitled to a termination fee of $28,125,000 from Vista Outdoor.
In connection with the execution of the Revelyst Merger Agreement, pursuant to an equity commitment letter, dated October 4, 2024, certain affiliates of SVP Parent have committed to provide SVP Parent, on the terms and subject to the conditions set forth in the equity commitment letter, an aggregate equity commitment to fund the Revelyst Merger Consideration and other amounts required to be paid by SVP Parent or SVP Merger Sub under the Revelyst Merger Agreement. Pursuant to a limited guarantee, dated October 4, 2024, certain affiliates of SVP Parent have agreed to guarantee (i) the obligation of SVP Parent to pay the SVP Parent Termination Fee, (ii) certain reimbursement and interest payment obligations that may be owed by SVP Parent if the SVP Parent Termination Fee becomes payable and (iii) certain reimbursement obligations that may be owed by SVP Parent in connection with its financing arrangements for the Revelyst Transaction, in each case, pursuant to and in accordance with the terms and conditions of the Revelyst Merger Agreement.
Amended and Restated Separation Agreement
In connection with the CSG Transaction and the Revelyst Transaction, Vista Outdoor and Revelyst have agreed to amend and restate the Separation Agreement (as so amended and restated, the “Amended and Restated Separation Agreement”) to, among other things, (i) reallocate certain liabilities to be transferred to, assumed by or retained by Vista Outdoor and Revelyst in connection with the Separation, (ii) reflect certain changes to the timing and procedures for the preparation of the Closing Statement (as defined in the Separation Agreement) and estimates thereof, (iii) provide that the Contribution Amount will be increased if necessary to ensure that Revelyst shall have cash and cash equivalents of at least $60 million immediately following the Contribution and Revelyst’s deposit of the cash portion of the CSG Merger Consideration with the Exchange Agent in accordance with the CSG Merger Agreement and (iv) provide that, if the Revelyst Merger closes and Revelyst meets a specific financial performance measure for its 2028 fiscal year, Revelyst shall pay Vista Outdoor an earn-out payment of $25 million, in each case, in accordance with the Amended and Restated Separation Agreement.
The foregoing summaries of the Revelyst Merger Agreement and the Amended and Restated Separation Agreement are not complete and are qualified in their entirety by the full text of the Revelyst Merger Agreement and the Amended and Restated Separation Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated by reference herein.
The Revelyst Merger Agreement and the Amended and Restated Separation Agreement have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Vista Outdoor, Revelyst, CSG Merger Sub Parent, SVP Parent or their respective subsidiaries or affiliates. The representations and warranties in the Revelyst Merger Agreement and the Amended and Restated Separation Agreement and the covenants contained in the Revelyst Merger Agreement and the Amended and Restated Separation Agreement were (or will be) made only for purposes of the Revelyst Merger Agreement and the Amended and Restated Separation Agreement, as applicable, and as of dates specified therein, are solely for the benefit of the parties to the Revelyst Merger Agreement and the Amended and Restated Separation Agreement, as applicable, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the applicable agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Revelyst Merger Agreement or the Amended and Restated Separation Agreement and should not rely on the representations, warranties or covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Revelyst Merger Agreement and the Amended and Restated Separation Agreement, which subsequent information may or may not be fully reflected in the public disclosures of Revelyst.

Item 8.01.	Other Events.
On October 4, 2024, Revelyst issued a press release announcing it had entered into the Revelyst Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of October 4, 2024, by and among Vista Outdoor Inc., Revelyst, Inc., Olibre LLC and Cabin Ridge Inc.
2.2	Amended and Restated Separation Agreement, dated as of October 4, 2024, by and between Vista Outdoor Inc. and Revelyst, Inc.
99.1	Press Release of Revelyst, dated October 4, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
*
Schedules have been omitted from Exhibits 2.1 and 2.2 pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

Forward-Looking Statements
Some of the statements made and information contained in these materials, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: Revelyst’s (“Revelyst”, “we”, “us” or “our”) plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Revelyst; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.
Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the CSG Transaction and risks related to the Revelyst Transaction including (i) the failure to receive, on a timely basis or otherwise, the required approval of the CSG Transaction by Vista Outdoor’s stockholders, (ii) the possibility that any or all of the various conditions to the consummation of the CSG Transaction or the Revelyst Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (iii) the possibility that competing offers or acquisition proposals may be made, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the CSG Transaction or the

Revelyst Transaction, including in circumstances which would require Vista Outdoor or Revelyst, as applicable, to pay a termination fee, (v) the effect of the announcement or pendency of the CSG Transaction or the Revelyst Transaction on and our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, vendors, service providers and others with whom we do business, or our operating results and business generally, (vi) risks related to the CSG Transaction or the Revelyst Transaction diverting management’s attention from our ongoing business operations, (vii) that the CSG Transaction or the Revelyst Transaction may not achieve some or all of any anticipated benefits with respect to either business segment and that the CSG Transaction or the Revelyst Transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all and (viii) that the Revelyst Merger Consideration cannot be determined until the consummation of the Revelyst Merger as it is subject to certain adjustments related to the net cash of Revelyst as of the closing of the Revelyst Merger and the management team’s current estimate of the Revelyst Merger Consideration may be higher or lower than the actual Revelyst Merger Consideration due to the actual cash flows prior to the closing of the Revelyst Merger or other factors; impacts from the COVID-19 pandemic on our operations, the operations of our customers and suppliers and general economic conditions; our ability to successfully implement the acquisition component of Revelyst’s strategic leverage strategy, particularly if Revelyst is unable to raise the capital necessary to finance acquisitions; our ability to make the changes necessary to operate as an independent, publicly traded company; supplier capacity constraints, supplier production disruptions, supplier quality issues; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; the impacts of climate change on our supply chain, product costs and consumer behavior; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; impairment related to our goodwill and intangible assets could negatively impact our results of operations and parent company equity; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retailers and distributors, including unexpected cancellations, delays, changes to purchase orders; insolvency or credit problems; our competitive environment; risk associated with retailer or distributor insolvency, credit problems or other financial difficulties; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to expand our e-commerce business; our ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations and any changes thereto, including the expectations with respect to climate change and other Environmental, Social and Governance matters and the additional cost associated therewith; risks associated with cybersecurity and other industrial and physical security threats; failure to comply with data privacy and security laws and regulations; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the conflict in the Gaza strip, the COVID-19 pandemic or another pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; and risks relating to the market for Revelyst common stock.
You are cautioned not to place undue reliance on any forward-looking statements we make, which are based only on information currently available to us and speak only as of the date hereof. A more detailed description of risk factors that may affect the Company’s operating results can be found in Part 1, Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for fiscal year 2024 and in the filings we make with the SEC from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.

No Offer or Solicitation
This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the CSG Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.
Additional Information and Where to Find It
These materials may be deemed to be solicitation material in respect of the CSG Transaction. In connection with the CSG Transaction, Revelyst, a subsidiary of Vista Outdoor, filed with the SEC on January 16, 2024 a registration statement on Form S-4 in connection with the proposed issuance of shares of common stock of Revelyst to Vista Outdoor stockholders pursuant to the CSG Transaction, which Form S-4 includes a proxy statement of Vista Outdoor that also constitutes a prospectus of Revelyst (the “proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE CSG TRANSACTION, THE REVELYST TRANSACTION AND THE PARTIES TO EACH TRANSACTION. The registration statement was declared effective by the SEC on March 22, 2024, and the definitive proxy statement/prospectus was mailed to each Vista Outdoor stockholder entitled to vote at the meeting relating to the approval of the CSG Transaction. In connection with the Sixth Amended CSG Merger Agreement, the Amended and Restated Separation Agreement and the Revelyst Merger Agreement, Revelyst shall prepare and file with the SEC an amendment to the registration statement on Form S-4, which also constitutes a revised proxy statement/prospectus of Vista Outdoor. Investors and stockholders may obtain the proxy statement/prospectus and any other documents free of charge through the SEC’s website at www.sec.gov.

Participants in Solicitation
Vista Outdoor, Revelyst, CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK GROUP a.s. and their respective directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from our stockholders in respect of the CSG Transaction. Information about our directors and executive officers is set forth in our Form 10-K/A, which was filed with the SEC on July 29, 2024. These documents are available free of charge through the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the CSG Transaction, which may, in some cases, be different than those of our stockholders generally, is also included in the proxy statement/prospectus relating to the CSG Transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELYST, INC.

	By:	/s/ Andrew Keegan
		Name:	Andrew Keegan
		Title:	Chief Financial Officer

Date: October 7, 2024